Exhibit 99.1


                        Scientific Games Reports 38% Gain
                             in 2nd Quarter Revenues

                      2nd Quarter Net Income Increased 55%
                    Earnings per Diluted Share Increased 50%

NEW YORK, JULY 28, 2004 -- SCIENTIFIC GAMES CORPORATION (NASDAQ: SGMS) today reported that second quarter 2004 revenues increased 38% to $178.1 million from the $128.8 million reported in the second quarter ended June 30, 2003. Net income before preferred stock dividend increased 55% to $19.5 million or $0.21 per diluted share in the second quarter of 2004 compared to $12.6 million or $0.14 per diluted share in the second quarter of 2003. EBITDA (earnings before interest, taxes, depreciation and amortization - see the following EBITDA reconciliation) increased 38% to $51.3 million in the second quarter of 2004 from $37.1 million in the second quarter of 2003.

For the first half of 2004, revenues were $363.6 million compared to $252.1 million for the first six months of 2003. Net income before preferred stock dividend was $39.9 million or $0.44 per diluted share for first half of 2004 compared to net income before preferred stock dividend of $23.9 million or $0.27 per diluted share in the first six months of 2003. EBITDA increased 45% to $104.3 million in the first six months of 2004 from $71.9 million in the first six months of 2003.

The company noted that the lottery systems business was a significant contributor to the second quarter results, which included the addition of the IGT OnLine Entertainment Systems business as well as the sale of equipment to Pennsylvania and a system to Italy, in addition to normal recurring contract revenue. In addition, strong sales of instant lottery tickets in the U.K., France, and Massachusetts were partially offset by a late start for Scientific Games' Italian contract for instant tickets.

Lorne Weil, Chairman and CEO of Scientific Games Corporation, said, "Lotteries continue to deliver outstanding results and we are one of the major beneficiaries. As we partner with lotteries to optimize game design, marketing and logistics, customers continue to demonstrate their approval through increased volumes of business. The Pennsylvania Lottery, a Scientific Games customer for both instant ticket and online products and services, experienced double digit growth for the second consecutive fiscal year, growing by more than 10% to sales of nearly $2.4 billion. This was only the second time in the history of the industry that a lottery with sales of at least $2 billion had recorded consecutive years of double digit growth."

"Lotteries are a $140 billion business worldwide. As they grow, new technologies are in tremendous demand - technologies that we provide. Earlier this year, we introduced PlayCentral(TM) and C-Central(TM), revolutionary new vending solutions that can prevent stock outs, eliminate theft, reduce clerical time and expense and reduce prolonged delays in servicing. Recently, the Ontario Lottery and Gaming Corporation won the Canadian Project Excellence Award. OLGC was praised for completing an extraordinarily complex project on time and under budget, and in its remarks the lottery praised both Scientific Games and its Extrema-M(TM) terminal product."

The company noted the importance of new game introductions to enhance online lottery industry sales growth which has been lackluster in the last few years. Mr. Weil said, "Scientific Games has launched several new instant online games that have been very successful, including an instant online game called
Match 6(TM). Several more games are scheduled for introduction in the next few quarters and we expect these to have a positive influence on online sales. In the meantime, we continue to sign very popular new licenses. Most recently we obtained the rights to World Poker Tour(R) and its Texas Hold'em(R) game, as well as rights to the Pac-Man(R) and Yahoo!(R) brands. We estimate that in 2004, our licensed instant ticket brands will represent at least 5% of overall domestic industry retail sales, about a five-fold increase in the last three years."

During the second quarter, Scientific Games announced it has been awarded several contracts: The instant lottery ticket contract for Wisconsin worth $5 million; a Cooperative Services contract extension from the Pennsylvania Lottery valued at $40 million and a $10 million online lottery contract extension with West Virginia. In addition, Puerto Rico announced that the company would be awarded the online lottery contract worth upwards of $67 million, although that award has been protested by a competitor. In early July it was announced that the Massachusetts Lottery had chosen Scientific Games to provide instant tickets for the next two years with three one-year options to extend - a contract worth $20 - $25 million over the initial two-year term. The Massachusetts Lottery's instant lottery ticket sales are the second highest in the world after France, and the highest on a per capita basis.

Also in the second quarter, the company began shipping two new instant lottery games to Italy and is scheduled to add four more in the coming months. Mr. Weil said, "Sales are growing rapidly as the players discover the new games and we expand distribution every day. At the moment we have 10,000 retailers and expect to have 30,000 by the end of the year. We are very enthusiastic about this opportunity and look forward to updating you on our progress."

The holders of all of the outstanding preferred shares of the company have notified the company that they intend to convert their shares of the company's convertible preferred stock into common stock (representing approximately 27% of the common shares outstanding after the conversion) within the next few weeks. The company noted that the 23,832,390 shares of common stock issuable as a result of the conversion are already reflected in the company's reported diluted net income per share and similar information.

Guidance
Scientific Games is confirming that it expects to achieve revenues of at least $690 million to $720 million, and EBITDA of $195 million to $205 million, as previously announced. However, because the company expects to realize improvements in interest, depreciation and income tax expenses, it is raising the lower end of its earnings per diluted share guidance to $0.78 from $0.76 and keeping the upper end of the range the same at $0.83.

As a reminder, Scientific Games previously announced its intention to discontinue guidance beginning in 2005.

Conference Call Details
Scientific Games Corporation invites you to join its conference call tomorrow at 8:30 AM eastern time by dialing 877-407-8035 or 201-689-8035 for international callers. There will also be a live web cast accessible through www.scientificgames.com on the Investor Relations page.

A replay of the conference call will be available until midnight on Friday, July 30, 2004 at 877-660-6853, or 201-612-7415 for international callers, Conference ID number 111214, Account Number 1628. The call will be archived on the web site for thirty days.

About Scientific Games
Scientific Games Corporation is the leading integrated supplier of instant tickets, systems and services to lotteries, and the leading supplier of wagering systems and services to pari-mutuel operators. It is also a licensed pari-mutuel gaming operator in Connecticut and the Netherlands and is a leading supplier of prepaid phone cards to telephone companies. Scientific Games' customers are in the United States and more than 60 other countries. For more information about Scientific Games, please visit our web site at www.scientificgames.com.

Safe Harbor
This press release includes statements that constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. This information involves risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. For certain information regarding these risks and uncertainties, reference is made to Scientific Games' Annual Report on Form 10-K/A for the fiscal year ended December 31, 2003 and the Quarterly Report on Form 10-Q for the period ended March 31, 2004.

EBITDA Disclosure

EBITDA is included in this press release as it is a basis upon which we assess our financial performance, and it provides useful information regarding our ability to service our debt. EBITDA should not be considered in isolation or as an alternative to net income, cash flows from operations, or other consolidated income or cash flow data prepared in accordance with generally accepted accounting principles as measures of our profitability or liquidity. EBITDA as defined in this press release may differ from similarly titled measures presented by other companies.


                  SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS

            Three Months and Six Months Ended June 30, 2003 and 2004
               (Unaudited, in thousands, except per share amounts)


                                                            Three Months Ended June 30,      Six Months Ended June 30,
                                                            ---------------------------      -------------------------
                                                               2003           2004              2003           2004
                                                               ----           ----              ----           ----

Operating revenues:
    Services ............................................... $ 110,130       147,570           215,397        289,203
    Sales ..................................................    18,719        30,542            36,670         74,374
                                                              --------      --------          --------       --------
                                                               128,849       178,112           252,067        363,577
                                                              --------      --------          --------       --------
Operating expenses (exclusive of depreciation and
  amortization shown below):
    Services ...............................................    59,886        77,644           117,514        153,529
    Sales ..................................................    12,531        20,755            24,938         51,411
    Amortization of service contract
      software .............................................     1,344         1,597             2,611          3,031
                                                              --------      --------          --------       --------
                                                                73,761        99,996           145,063        207,971
                                                              --------      --------          --------       --------
Total gross profit .........................................    55,088        78,116           107,004        155,606
Selling, general and administrative expenses ...............    19,369        28,427            37,711         54,347
Depreciation and amortization ..............................     9,847        13,806            19,628         27,566
                                                              --------      --------          --------       --------
Operating income ...........................................    25,872        35,883            49,665         73,693
                                                              --------      --------          --------       --------
Other deductions (income):
    Interest expense .......................................     6,172         7,807            12,404         15,197
    Other (income) expense .................................        72          (384)              (32)           224
                                                              --------      --------          --------       --------
                                                                 6,244         7,423            12,372         15,421
                                                              --------      --------          --------       --------
Income before income tax expense ...........................    19,628        28,460            37,293         58,272
Income tax expense .........................................     7,058         8,952            13,402         18,343
                                                              --------      --------          --------       --------
Net income .................................................    12,570        19,508            23,891         39,929
Convertible preferred stock dividend .......................     1,895         1,982             3,742          3,964
                                                              --------      --------          --------       --------
Net income available to common stockholders ................  $ 10,675        17,526            20,149         35,965
                                                              ========      ========          ========       ========

Basic and diluted net income per share:
  Basic net income available to common
    stockholders ...........................................  $   0.18          0.28              0.34           0.58
                                                              ========      ========          ========       ========
  Diluted net income available to common
    stockholders ...........................................  $   0.14          0.21              0.27           0.44
                                                              ========      ========          ========       ========

Weighted average number of shares
  used in per share calculations:
    Basic shares ...........................................    59,868        63,153            59,660         62,548
                                                              ========      ========          ========       ========

    Diluted shares .........................................    89,228        90,757            88,386         90,384
                                                              ========      ========          ========       ========


                  SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES
                    SELECTED CONSOLIDATED BALANCE SHEET DATA

                       December 31, 2003 and June 30, 2004
                            (Unaudited, in thousands)

                                                                     December 31,     June 30,
                                                                        2003            2004
                                                                     -----------      --------

Assets:
    Cash and cash equivalents .....................................   $ 79,373         100,806
    Other current assets ..........................................    157,992         149,105
    Property and equipment, net ...................................    228,730         234,452
    Long-term assets ..............................................    496,894         488,040
                                                                      --------        --------
       Total assets ...............................................   $962,989         972,403
                                                                      ========        ========

Liabilities and Stockholders' Equity:
    Current portion of long-term debt .............................   $  6,327           7,602
    Other current liabilities .....................................    152,096         117,705
    Long-term debt, excluding current portion .....................    525,836         523,290
    Other long-term liabilities ...................................     41,578          44,170
    Stockholders' equity ..........................................    237,152         279,636
                                                                      --------        --------
       Total liabilities and stockholders' equity: ................   $962,989         972,403
                                                                      ========        ========


                                        SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES
                                            CONSOLIDATED SEGMENT OPERATING DATA

                                        Three Months Ended June 30, 2003 and 2004
                                                (Unaudited, in thousands)


                                                                        Three Months Ended June 30, 2003
                                                       ----------------------------------------------------------------------
                                                                                         Venue         Telecom-
                                                         Lottery       Pari-Mutuel     Management    munications
                                                          Group           Group          Group          Group         Totals
                                                       ----------------------------------------------------------------------

Service revenues ....................................    $ 72,530         20,775         16,825           --          110,130
Sales revenues ......................................       5,511            776           --           12,432         18,719
                                                         --------       --------       --------       --------       --------
Total revenues ......................................      78,041         21,551         16,825         12,432        128,849
                                                         --------       --------       --------       --------       --------
Cost of service .....................................      36,970         11,250         11,666           --           59,886
Cost of sales .......................................       3,833            469           --            8,229         12,531
Amortization of service contract software ...........         749            595           --             --            1,344
                                                         --------       --------       --------       --------       --------
Total operating expenses ............................      41,552         12,314         11,666          8,229         73,761
                                                         --------       --------       --------       --------       --------
Gross profit ........................................      36,489          9,237          5,159          4,203         55,088
Selling, general and administrative expenses ........       9,071          3,140            847          1,177         14,235
Depreciation and amortization .......................       5,733          2,793            514            631          9,671
                                                         --------       --------       --------       --------       --------
Segment operating income ............................    $ 21,685          3,304          3,798          2,395         31,182
                                                         --------       --------       --------       --------
Unallocated corporate expense .......................                                                                   5,310
                                                                                                                     --------
Consolidated operating income .......................                                                               $  25,872
                                                                                                                     ========


                                                                        Three Months Ended June 30, 2004
                                                       ----------------------------------------------------------------------
                                                                                         Venue         Telecom-
                                                         Lottery       Pari-Mutuel     Management    munications
                                                          Group           Group          Group          Group         Totals
                                                       ----------------------------------------------------------------------

Service revenues ....................................    $109,740         21,307         16,523           --          147,570
Sales revenues ......................................      15,797          1,778           --           12,967         30,542
                                                         --------       --------       --------       --------       --------
Total revenues ......................................     125,537         23,085         16,523         12,967        178,112
                                                         --------       --------       --------       --------       --------
Cost of service .....................................      54,745         10,871         12,028           --           77,644
Cost of sales .......................................       9,798          1,024           --            9,933         20,755
Amortization of service contract software ...........         853            744           --             --            1,597
                                                         --------       --------       --------       --------       --------
Total operating expenses ............................      65,396         12,639         12,028          9,933         99,996
                                                         --------       --------       --------       --------       --------
Gross profit ........................................      60,141         10,446          4,495          3,034         78,116
Selling, general and administrative expenses ........      16,165          1,969          1,194          1,435         20,763
Depreciation and amortization .......................       9,893          2,489            507            705         13,594
                                                         --------       --------       --------       --------       --------

Segment operating income ............................    $ 34,083          5,988          2,794            894         43,759
                                                         --------       --------       --------       --------
Unallocated corporate expense .......................                                                                   7,876
                                                                                                                     --------
Consolidated operating income .......................                                                               $  35,883
                                                                                                                     ========


                                         SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES
                                               CONSOLIDATED SEGMENT OPERATING DATA

                                             Six Months Ended June 30, 2003 and 2004
                                                   (Unaudited, in thousands)


                                                                             Six Months Ended June 30, 2003
                                                        ----------------------------------------------------------------------
                                                                                         Venue         Telecom-
                                                          Lottery       Pari-Mutuel     Management    munications
                                                           Group           Group          Group          Group         Totals
                                                        ----------------------------------------------------------------------

Service revenues .....................................    $143,494         39,705         32,198           --          215,397
Sales revenues .......................................      11,558          2,816           --           22,296         36,670
                                                          --------       --------       --------       --------       --------
Total revenues .......................................     155,052         42,521         32,198         22,296        252,067
                                                          --------       --------       --------       --------       --------
Cost of service ......................................      73,301         21,998         22,215           --          117,514
Cost of sales ........................................       8,318          1,722           --           14,898         24,938
Amortization of service contract software ............       1,410          1,201           --             --            2,611
                                                          --------       --------       --------       --------       --------
Total operating expenses .............................      83,029         24,921         22,215         14,898        145,063
                                                          --------       --------       --------       --------       --------
Gross profit .........................................      72,023         17,600          9,983          7,398        107,004
Selling, general and administrative expenses .........      18,304          5,372          1,749          2,391         27,816
Depreciation and amortization ........................      11,406          5,562          1,017          1,278         19,263
                                                          --------       --------       --------       --------       --------
Segment operating income .............................    $ 42,313          6,666          7,217          3,729         59,925
                                                          --------       --------       --------       --------
Unallocated corporate expense ........................                                                                  10,260
                                                                                                                      --------
Consolidated operating income ........................                                                                $ 49,665
                                                                                                                      ========


                                                                              Six Months Ended June 30, 2004
                                                        ----------------------------------------------------------------------
                                                                                         Venue         Telecom-
                                                          Lottery       Pari-Mutuel     Management    munications
                                                           Group           Group          Group          Group         Totals
                                                        ----------------------------------------------------------------------

Service revenues .....................................    $217,034         40,350         31,819           --          289,203
Sales revenues .......................................      45,362          2,467           --           26,545         74,374
                                                          --------       --------       --------       --------       --------
Total revenues .......................................     262,396         42,817         31,819         26,545        363,577
                                                          --------       --------       --------       --------       --------
Cost of service ......................................     109,755         20,865         22,909           --          153,529
Cost of sales ........................................      30,045          1,433           --           19,933         51,411
Amortization of service contract software ............       1,646          1,385           --             --            3,031
                                                          --------       --------       --------       --------       --------
Total operating expenses .............................     141,446         23,683         22,909         19,933        207,971
                                                          --------       --------       --------       --------       --------
Gross profit .........................................     120,950         19,134          8,910          6,612        155,606
Selling, general and administrative expenses .........      32,727          3,808          2,198          2,917         41,650
Depreciation and amortization ........................      19,400          5,309            997          1,438         27,144
                                                          --------       --------       --------       --------       --------
Segment operating income .............................    $ 68,823         10,017          5,715          2,257         86,812
                                                          --------       --------       --------       --------
Unallocated corporate expense ........................                                                                  13,119
                                                                                                                      --------
Consolidated operating income ........................                                                                $ 73,693
                                                                                                                      ========


                  SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES
                  RECONCILIATION OF NET INCOME BEFORE PREFERRED
                            STOCK DIVIDENDS TO EBITDA
                            (Unaudited, in thousands)


                                                            Three Months Ended           Six Months Ended
                                                                 June 30,                    June 30,
                                                           -------------------------------------------------
                                                             2003          2004          2003         2004
                                                           -------------------------------------------------

Net income before preferred stock dividends .............. $12,570        19,508        23,891        39,929
Add:  Income tax expense .................................   7,058         8,952        13,402        18,343
Add:  Depreciation and amortization expense ..............  11,191        15,403        22,239        30,597
Add:  Interest expense ...................................   6,172         7,807        12,404        15,197
Add:  Other (income) expense .............................      72          (384)          (32)          224
                                                           -------       -------       -------       -------
EBITDA ................................................... $37,063        51,286        71,904       104,290
                                                           =======       =======       =======       =======



      EBITDA, as included herein, represents operating income plus depreciation and amortization expenses. EBITDA is included in this document as it is a basis upon which we assess our financial performance, and it provides useful information regarding our ability to service our debt. EBITDA should not be considered in isolation or as an alternative to net income, cash flows from operations, or other consolidated income or cash flow data prepared in accordance with generally accepted accounting principles as measures of our profitability or liquidity. EBITDA as defined in this document may differ from similarly titled measures presented by other companies.